FIRST AMENDMENT TO CREDIT DEFAULT PROTECTION AGREEMENT
This FIRST AMENDMENT TO CREDIT DEFAULT PROTECTION AGREEMENT (this “Amendment”) is made and entered into as of April 24, 2019 by and between Elastic SPV, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“ESPV”) and Elastic Louisville, LLC, a Delaware limited liability company fka Elastic@Work, LLC ("Elastic").
Recitals
WHEREAS, Elastic and ESPV are parties to that certain Credit Default Protection Agreement, dated as of July 1, 2015 (the “Original Agreement”); and
WHEREAS, in accordance with Section 13 of the Original Agreement, Elastic and ESPV desire to amend certain provisions of the Original Agreement on the terms set forth herein.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Agreement
1.Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Agreement.
2.Amendments to Original Agreement. Subject to the terms and conditions of this Amendment, the Original Agreement is amended as follows:
(a)All references to E@W in the Original Agreement are hereby deleted and replaced with references to Elastic.
(b)The definition of “Reserve Deposit” set forth in Section 1 of the Original Agreement is hereby amended by deleting such definition in its entirety and substituting the following:
"Reserve Deposit" shall mean an amount equal to the LTV Covenant Cure Amount (as defined in the Financing Agreement)."
(c)Deposits into Operating Account. Section 3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:
"3.    Deposits into Operating Account. If an LTV Covenant Default would occur as provided in Section 8.1(a) of the Financing Agreement, then Elastic shall deposit or cause to be deposited an amount equal to the Reserve Deposit into the Operating Account. The Reserve Deposits shall be used solely (i) for the payment by Elastic of ESPV Credit Default Payments pursuant to the terms of this Agreement, and (ii) for the purchase by ESPV of Participation Interests pursuant to the Participation Agreement and the Participation Interest Purchase and Sale Agreement."
(d)Withdrawal of Reserve Deposits from the Operating Account. Section 4 of the Original Agreement is hereby deleted in its entirety and replaced with the following:
"4.    Withdrawal of Reserve Deposits from the Operating Account. Solely to the extent necessary to satisfy its obligations under Section 2(c), Elastic may request ESPV to withdraw Reserve Deposits from the Operating Account from time to time. Additionally, if the Credit Parties would still remain in compliance with the Loan to Value Ratio after giving effect to a return of funds, Elastic may request ESPV to return such amount of the Reserve Deposits to Elastic."

3.Reference to and Effect Upon the Original Agreement. Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Original Agreement shall remain in full force and effect. From and after the date hereof, the term “Agreement” in the Original Agreement shall mean the Original Agreement, as amended by this Amendment
4.Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Amendment or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; provided that if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Amendment in all other respects shall remain valid and enforceable.
5.Further Assurances. The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.
6.No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
7.Headings. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.
8.Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or by electronic media or similar means shall be deemed to be their original signature for all purposes.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, each party has caused its signature page to this Amendment to be duly executed as of the date first written above.

ESPV:

ELASTIC SPV, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as Borrower

By:    /s/ Andrew Dean

Name: Andrew Dean

Title: Director

Elastic:

ELASTIC LOUISVILLE, LLC, a Delaware limited liability company

By:     /s/ Ken Rees

Name: Ken Rees

Title: Chief Executive Officer